MADISON STREET PARTNERS, LLC

CODE OF ETHICS

Adopted: May 10, 2004

Revised: January 27, 2005, January 1, 2006, March 30, 2006, December 18, 2006,
June 27, 2007, April 1, 2008, September 1, 2009. February 25, 2010,
September 28, 2011, September 1, 2013, February 4, 2014

Madison Street Partners, LLC (the “Adviser”), in its capacity as an investment adviser for its advisory clients, including any separate account and any limited partnership, registered investment company, or similar investment vehicle for which the Adviser serves as General Partner or investment adviser (or investment subadviser) (each, a “Client”), adopts the following Code of Ethics (the “Code”), on behalf of the Adviser, pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) with respect to the personal investment activities of the Adviser’s personnel.

DEFINITIONS

Access Person: All Supervised Persons (defined below) of the Adviser and any independent contractors, who have access to non-public information regarding purchases or sales of securities for or nonpublic information regarding Clients’ portfolios, or who are involved in making securities recommendations to Clients, or who have access to such recommendations or holdings that are non-public. Directors, officers and partners are presumed to be Access Persons. The Adviser’s Chief Compliance Officer (“CCO”) is responsible for determining and notifying which of the Adviser’s personnel are Access Persons and will both initially and periodically inform each Access Person in writing of his or her status.

Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial Ownership: shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

Board: shall mean the board of directors or board of trustees of the applicable Fund.

Control (and “Controlled” and “Controlling”): shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

Covered Security: shall have the meaning set forth in Section 2(36)1 of the 1940 Act, except that it does not include:

[1]	The definition of “security” in Section 2(36) of the 1940 Act is identical to the definition of “security” in Section 202(a)(18) of the Advisers Act. For purposes of defining the scope of reportable transactions under the Code and to coordinate the definitions in this Code to permit compliance with the requirements under both the Advisers Act and

A.	Securities issued by the United States Government;

B.	Bankers’ acceptances, bank certificates of deposit or commercial paper, high quality short-term debt instruments, including repurchase agreements;

C.	Shares issued by money market funds; and

D.	Shares issued by open-end funds (other than Reportable Funds and Exchange-Traded Funds).

Exchange-Traded Fund: shall mean a registered open-end investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act permitting it to issue securities that trade on the secondary market. Examples of open-end exchange-traded funds include, but are not limited to: Select Sector SPDRs; iShares; PowerShares; etc.

Federal Securities Laws: shall mean the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC of the Department of the Treasury.

Fund: An investment company registered under the 1940 Act.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering: shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), or Rule 504, 505, or 506 of Regulation D under the 1933 Act.

Reportable Fund: shall mean:

A.	Any Fund for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or

B.	Any Fund whose investment adviser or principal underwriter Controls the Adviser, is Controlled by the Adviser, or is under common Control with the Adviser.

Supervised Person: Supervised persons include:

A.	Directors, officers, and partners of the Adviser (or other persons occupying a similar status or performing similar functions);

the 1940 Act, the term “Covered Security” (which is defined and used in Rule 17j-1), coupled with the term “Reportable Fund” (which is defined and used in Rule 204A-1), is used in place of the equivalent term “Reportable Security” (which is defined and used in Rule 204A-1).

B.	Employees of the Adviser; and

C.	Any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and Control.

BACKGROUND

This Code is designed to prevent Access Persons in connection with the purchase or sale (directly or indirectly) of a security “held or to be acquired” by a Client from:

●	employing any device, scheme or artifice to defraud the Fund;

●	making any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Fund;

●	engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

●	engaging in any manipulative practice with respect to the Fund’s investment portfolio.

STANDARDS OF BUSINESS CONDUCT

This Code is based on the principle that each Access Person will conduct his or her personal investment activities in accordance with:

●	the duty at all times to place the interests of each of the Clients first;

●	the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

●	the fundamental standard that Adviser personnel should not take inappropriate advantage of their positions;

●	the fiduciary principle that information concerning the identity of security holdings and financial circumstances of Clients is confidential; and

●	the principle that independence in the investment decision-making process is paramount.

COMPLIANCE WITH LAWS AND REGULATIONS

No Access Person shall engage in any act, practice or course of business that would violate the provisions of Rule 204A-1 or Rule 17j-1, or in connection with any personal investment activity, engage in conduct inconsistent with this Code. Access Persons must comply with all applicable Federal Securities Laws.

REPORTING OF VIOLATIONS

Access Persons must promptly report any violations of the Code to the CCO or, the CCO’s designee.

Any potential, actual, or apparent violation of this Code must also be promptly reported to the CCO, or if such report relates to the CCO, shall be promptly reported to the CCO’s designee. Reports of potential, actual, or apparent violations may be submitted anonymously and all reports, regardless of means of submission, will be treated confidentially to the extent permitted by law.

Types of reportable violations include but are not limited to:

●	noncompliance with applicable laws, rules, and regulations;

●	fraud or illegal acts involving any aspect of the Adviser’s business;

●	material misstatements in regulatory filings, internal books and records, or clients records or reports;

●	activity that is harmful to clients, including fund shareholders; and

●	deviations from the Adviser’s controls and procedures in place to safeguard clients.

Access Persons are encouraged to seek advice from the Adviser’s CCO regarding any potential, actual, or apparent violation of this Code or the Federal Securities Laws.

Retaliation against any person reporting a potential, actual, or apparent violation is strictly prohibited and shall constitute a violation of this Code.

Written Reports: No less frequently than annually, the CCO shall furnish to the Board, written reports that:

●	describe any issues arising under the Code or procedures, including but not limited to, information about material violations of the Code or procedures and sanctions, if any, imposed in response to such material violations; and

●	certify that the Adviser has adopted procedures reasonably designed to prevent Access Persons (as defined under the 1940 Act) from violating the Code.

REPORTING PROCEDURES

With respect to securities held in accounts over which an Access Person has direct or indirect influence or Control, that Access Person must certify to the CCO the following:

A.	Initial Holdings Reports. Every Access Person must report on Exhibit C, attached hereto, no later than 10 days after becoming an Access Person the following information (which information must be current as of a date no more than 45 days prior to becoming an Access Person):

●	The title, type, exchange ticker symbol or CUSIP No., as applicable, number of shares and principal amount of each Covered Security and of each Reportable Fund in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

●	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

●	The date that the report is submitted by the Access Person.

B.	Quarterly Transaction Reports. Every Access Person must report on Exhibit D, attached hereto, no later than 30 days after the end of each calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security and in a Reportable Fund in which the Access Person had or as a result of the transaction acquired, any direct or indirect Beneficial Ownership:

●	The date of the transaction, the title, CUSIP No. or exchange ticker symbol, as applicable, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security and of each Reportable Fund involved;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●	The price of the Covered Security and each Reportable Fund at which the transaction was effected;

●	The name of the broker, dealer or bank with or through whom the transaction was effected; and

●	The date that the report is submitted by the Access Person.

However, an Access Person does not have to submit a transaction report:

●	with respect to transactions effected pursuant to an Automatic Investment Plan; or

●	if the report would duplicate information contained in broker trade confirmations or account statements that the Adviser holds in its records, so long as the Adviser receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit D, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

●	The name of the broker, dealer or bank with whom the Access Person established the account;

●	The date the account was established; and

●	The date that the report is submitted by the Access Person.

C.	Annual Holdings Reports. Every Access Person must report on Exhibit E, attached hereto, on January 31 of each year, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

●	The title, type, exchange ticker symbol or CUSIP No., as applicable, number of shares and principal amount of each Covered Security and Reportable Fund in which the Access Person had any direct or indirect Beneficial Ownership;

●	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

●	The date that the report is submitted by the Access Person.

●	Receipt by the Adviser of the December 31st account statements for each account shall satisfy this requirement as long as the statements provided include all accounts in which the Access Person has a direct or indirect Beneficial Ownership interests.

D.	Exceptions from Reporting Requirements: An Access Person of the Adviser shall not be required to make a quarterly transaction report to the Adviser if:

●	Securities are held in accounts over which the Access Person had no direct or indirect influence or control;

●	The transaction(s) was effected pursuant to an Automatic Investment Plan; or

●	All the information in that report would duplicate information required to be recorded in broker trade confirmations or account statements received by the Adviser no later than 30 days after the end of the applicable calendar quarter.

WRITTEN ACKNOWLEDGEMENTS

The Adviser must provide each of its Access Persons with a copy of the Code and any amendments.

Each Access Person must certify in writing annually that he or she has received a copy of the Code, read and understood the provisions of this Code, and agreed to comply with the terms of the Code. Each Access Person will further certify in writing annually that he or she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such Certification is attached hereto as Exhibit F.

Each Access Person must also certify in writing, with respect to any amendment to the Code, that he or she has received a copy of the amendment, read and understood the provisions of the amendment, and agreed to comply with the terms of the Code, as amended.

The Chief Compliance Officer is responsible for disseminating copies of the Code and any amendments, and for collecting the Certifications from each Access Person.

REVIEW PROCEDURES

The CCO or CCO’s designee shall be responsible for reviewing periodically the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Adviser’s senior management:

●	any transaction that appears to evidence a possible violation of this Code; and

●	apparent violations of the reporting requirements stated in this Code.

Review of CCO Accounts: The CCO’s designee shall be responsible for reviewing transactions in the personal securities accounts of the CCO and reporting to the Adviser’s senior management. Senior management shall review all CCO and CCO designee reports and shall determine whether this Code has been violated, and what sanctions, if any, should be imposed.

ADMINISTRATION OF THE CODE OF ETHICS

Any violation of the Code may be subject to sanctions, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits of any transaction involving the violator.

PERSONAL SECURITIES TRANSACTIONS

I.	Generally

A.         Prohibited Investments.

Except as permitted below, no Access Person may directly or indirectly, including through members of such Access Person’s Immediate Family sharing the same household, buy or sell a Covered Security (including a Limited Offering) for an account in which the Access Person may be deemed to have Beneficial Ownership. Investments in Initial Public Offerings are strictly prohibited.

To the extent there is discretion regarding whether the Adviser or the Fund is responsible for making a pre-clearance determination, the Adviser will coordinate with the applicable Fund to seek to ensure that the appropriate determinations are being made.

B.         Pre-clearance of Investments. Access Persons must obtain written approval from the CCO (or a CCO designee) before directly or indirectly acquiring or disposing of Beneficial Ownership in any Reportable Security, including liquidating all or part of a Covered Security that was Beneficially Owned prior to becoming an Access Person of the Adviser.

A sample written approval form is attached as Exhibit A. Pre-clearance approval will generally expire at the close of business on the trading day after the date on which authorization is received. An Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

Note:          If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her Immediate Family sharing the same household requires pre-clearance, the Access Person should always consult the Chief Compliance Officer (or a CCO designee) prior to effecting any securities transactions.

C.         Generally Permissible Securities. The Adviser recognizes that they are some investment opportunities that, although they may technically be deemed “securities” under applicable law, are not within the scope of investment activities to be undertaken by the Adviser on behalf of its Clients, such as fractional ownership in real estate (e.g., condominium time shares, etc.). As a general rule, although the Adviser anticipates that it will preclear all transactions relating to these types of activities, the Adviser still subjects these types of “securities” to the preclearance requirements described above.

D.         Securities Exempt From Preclearance. The following securities are exempt from the preclearance requirements:

●	Certain Exchange Traded-Funds (ETFs) that the Adviser has deemed to be sufficiently liquid and diversified, a list of which is attached as Exhibit B;

●	Securities that are not Reportable Securities (including, without limitation, those open-end mutual funds that are not Reportable Securities);

●	Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control;

●	Securities purchased or sold in a transaction which is non-volitional on the part of the Access Person (e.g., a merger of two public companies over which the Access Person has no direct or indirect influence or control); and

●	Securities acquired as a part of an Automatic Investment Plan.

E.         Blackout Periods. Each Access Person is prohibited from executing a securities transaction in his personal account on a day during which any Client has a pending buy or sell order for that security until such time as the Client’s order is executed or withdrawn. Each Access Person is further prohibited from trading in any security for one (1) business day before and after any Client trades in that security. ETFs and Mutual Funds are exempted from this provision.

F.         Duplicate Confirmation Statements and Account Statements. The Adviser does not impose any restrictions with respect to the brokerage firms used by its Access Persons for personal securities transactions in which those Access Persons have Beneficial Ownership, including those brokerage firms used by Immediate Family members living in the same household.

However, the Adviser requires each Access Person to arrange for all such brokers to deliver directly to the Adviser duplicate confirmation statements and account statements for each such account, including accounts of Immediate Family members living in the same household. The statements must be sent directly to the Chief Compliance Officer. But, if the statements relate to the personal securities transactions of the Chief Compliance Officer (or to Immediate Family members living in the same household), then such statements must be reviewed by the Alternate Compliance Officer. All statements must be sent in a timely manner, and under no circumstances later than 30 days after the close of the applicable calendar quarter.

RECORDKEEPING REQUIREMENTS

The Adviser shall maintain the following records and make them available for reasonable periodic, special, or other examinations, to the SEC at any time and from time to time:

●	a copy of each Code of Ethics of the Adviser that is in effect, or at any time in the past five years was in effect, in an easily accessible place;

●	a record of any violation of the Code, and any action taken as a result of such violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

●	a copy of each Certification acknowledging receipt of the Code (and amendments), for each person who is currently, or within the past five years was, an Access Person, the first two years in an easily accessible place;

●	a copy of each personal securities transaction report made by an Access Person, for at least five years after the end of the fiscal year in which the report was made, the first two years in an appropriate office of the Adviser, the first two years in an easily accessible place;

●	a record of the names of all persons, currently or in the past five years, who are or were Access Persons, or who are or were responsible for reviewing these reports, in an easily accessible place;

●	a copy of each Annual Compliance Report that the Adviser made to the Board, currently or in the past five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

●	a record of any decision, and the reasons supporting the decision, to approve the purchase by Access Persons of Limited Offerings pursuant to the personal securities transaction rules, described above.

To the extent there is discretion regarding the party responsible for keeping these records, the Adviser will coordinate with the applicable Fund and the applicable principal underwriter to ensure that the appropriate records are being kept.

EXHIBIT A

TO CODE OF ETHICS
PRE-CLEARANCE TRADING APPROVAL FORM

I, _____________________________________ (print name), am an Access Person and seek approval to engage in the transaction described below:

Name of Account:

Account Number:

Broker:

Date of Request:
(“Good Until Cancelled” and similar open orders will be reviewed daily for approval or disapproval.)

Purchase or Sale (Circle One)

Security:

Amount or # of Shares:

Is this security currently in the portfolio?	YES	NO	(Circle One)

Is this security currently under consideration
for inclusion in the portfolio?	YES	NO	(Circle One)

BACK-CHECK OK	YES	NO	(Circle One)

or any Security that is not publicly traded, a written description of proposed transaction, source, or investment opportunity and any potential conflicts of interest must be included with this request:

I hereby certify that, to the best of my knowledge, the transaction described above is not prohibited by the Madison Street Partners, LLC Code of Ethics dated February 25, 2010 and most recently amended ___, 2014, and that the opportunity to engage in this transaction did not arise by virtue of my activities on behalf of any Client, nor as a result of access to material non-public information.

Signature:

Compliance Use Only

Approved or Disapproved (Circle One)

Compliance Officer/Alternate Compliance Officer Signature:

EXHIBIT B

TO CODE OF ETHICS
LIST OF PRE-APPROVED EXCHANGE-TRADED FUNDS

SEE APPENDIX AA, EXEMPTED ETF LIST

EXHIBIT C

TO CODE OF ETHICS INITIAL HOLDINGS REPORT

To:       Madison Street Partners, LLC

At the time I became an Access Person, I had a direct or indirect Beneficial Ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Adviser:

Security (Title and Type)	Exchange Ticker or	Number of	Principal Amount
	CUSIP No.	Shares

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name

Signature

EXHIBIT D

TO CODE OF ETHICS

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended ___________, 20__

To:       Madison Street Partners, LLC

1.         Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics of the Adviser.

Number
			of		Interest	Nature of		Broker/Dealer
	Exchange		Shares		Rate and	Transaction		or Bank
	Ticker or		or	Dollar	Maturity	(Purchase,		Through
Title of	CUSIP	Date of	Principal	Amount of	Date (if	Sale,		Whom
Security	No.	Transaction	Amount	Transaction	Applicable)	Other)	Price	Effected

2.         New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

3.         Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	, 20__	Signature:

Print Name:

EXHIBIT E

TO CODE OF ETHICS

ANNUAL HOLDINGS REPORT

Due: January 31, 20_

For the period: January 1, 20__ – December 31, 20__

To:       Madison Street Partners, LLC

As of the period referred to above, I have a direct or indirect Beneficial Ownership interest in the securities listed in the December 31 20__ account statements provided to Madison Street Partners LLC which are required to be reported pursuant to the Code of Ethics of the Adviser. The statements provided include all accounts in which I have a direct or indirect Beneficial Ownership interest.

The name(s) of the broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit and whose statements are currently being provided to the Adviser are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date	Print Name

Signature

EXHIBIT F

TO CODE OF ETHICS

ANNUAL CERTIFICATION

For All Access Persons

Pursuant to the requirements of the Code of Ethics of Madison Street Partners, LLC, the undersigned hereby certifies as follows:

1.	I have received a copy of the Code of Ethics.

2.	I have read and understand the Code of Ethics.

3.	I agree to comply with the terms of the Code of Ethics.

4.         Since the date of the last Annual Certification (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date	Print Name

Signature

Please return to the Chief Compliance Officer as soon as possible.